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                                                                  EXHIBIT (a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social security numbers and IRS individual taxpayer identification numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------
                                          GIVE THE NAME
                                       AND SOCIAL SECURITY
      FOR THIS TYPE OF ACCOUNT:           NUMBER OF --
----------------------------------------------------------
 1.  An individual's account           The individual
 2.  Two or more individuals (joint    The actual owner of
     account)                          the account or, if
                                       combined funds, the
                                       first individual on
                                       the account(1)
 3.  Custodian account of a minor      The minor(2)
     (Uniform Gift to Minors Act)
 4.  a. The usual revocable savings    The grantor-
     trust account (grantor is also    trustee(1)
        trustee)
     b. So-called trust account that   The actual owner(1)
     is not a legal or valid trust
        under State law
 5.  Sole proprietorship account       The owner(3)

----------------------------------------------------------

----------------------------------------------------------
                                        GIVE THE NAME AND
                                       EMPLOYER IDENTIFI-
      FOR THIS TYPE OF ACCOUNT:        CATION NUMBER OF --
----------------------------------------------------------
 6.  A valid trust, estate, or         The legal entity
     pension trust                     (Do not furnish the
                                       identifying number
                                       of the personal
                                       representative or
                                       trustee unless the
                                       legal entity itself
                                       is not designated
                                       in the account
                                       title.)(4)
 7.  Corporate account                 The corporation
 8.  Association, club, religious,     The organization
     charitable, educational or other
     tax-exempt organization
 9.  Partnership account               The partnership
10.  A broker or registered nominee    The broker or
                                       nominee
11.  Account with the Department of    The public entity
     Agriculture in the name of a
     public entity (such as a State
     or local government, school
     district, or prison) that
     receives agricultural program
     payments
----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, Form W-7, Application for IRS Individual Taxpayer Identification Number, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on interest and dividend payments and payments received in broker transactions include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a), or an individual retirement plan.
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency, or instrumentality thereof.
  - A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a).
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
  - Payments of patronage dividends where the amount received is not paid in money.
  - Payments made by certain foreign organizations.
  - Section 404(k) payments made by an ESOP
  Payments of interest that generally are exempt from backup withholding include the following:
  - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  - Payments described in section 6049(b)(5) to nonresident aliens.
  - Payments on tax-free covenant bonds under section 1451.
  - Payments made by certain foreign organizations.
  - Mortgage interest paid to you.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER IN PART I, WRITE "EXEMPT" IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, GIVE THE PAYER A COMPLETED FORM W-8 (CERTIFICATE OF FOREIGN STATUS) OR FORM W-8BEN (CERTIFICATE OF FOREIGN STATUS OF BENEFICIAL OWNER FOR UNITED STATES TAX WITHHOLDING).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, 6050A and 6050N.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.